EXHIBIT 99.1

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is dated as of May 9, 2019, between ChromaDex Corporation, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, the Notes (as defined below) as more fully described in this Agreement; and

WHEREAS, the Company and each Purchaser intend to enter into a registration rights agreement (the “Registration Rights Agreement”), which shall provide for, among other things, the terms and conditions upon which the Shares shall be registered for re-sale under the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.4.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act (as defined below)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction; (ii) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization (or similar transaction), if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization (or similar transaction) is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or (iii) the consummation of a sale, transfer or other disposition of all or substantially all of the Company’s assets.

“Closing” means the closing of the purchase and sale of the Notes pursuant to Section 2.2.

“Closing Date” means the date on which the Closing is consummated.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Cooley LLP, with offices located at 4401 Eastgate Mall, San Diego, CA 92121.

“Employee Plan” means (A) an employee benefit plan within the meaning of Section 3(3) of ERISA whether or not subject to ERISA; (B) stock option plans, stock purchase plans, bonus or incentive award plans, severance pay plans, programs or arrangements, deferred compensation arrangements or agreements, employment agreements, executive compensation plans, programs, agreements or arrangements, change in control plans, programs or arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements, not described in (A) above; and (C) plans or arrangements providing compensation to employee and non-employee directors, in each case in which the Company or any ERISA Affiliate sponsors, contributes to, or provides benefits under or through such plan, or has any obligation to contribute to or provide benefits under or through such plan, or if such plan provides benefits to or otherwise covers any current or former employee, officer or director of the Company or any ERISA Affiliate (or their spouses, dependents, or beneficiaries).

 “Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest or voting right in any Person, and any option, warrant, right (including conversion, stock appreciation, put, call, redemption, repurchase or similar rights), security (including debt securities), commitment, obligation, agreement or arrangement that is convertible, exchangeable or exercisable into or for, or give any Person a right to subscribe for or acquire, or whose value is linked to or based upon, any such share, capital stock, partnership, limited liability company, member or similar equity interest or voting right.

 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that would have ever been considered a single employer with the Company under Section 4001(b) of ERISA or part of the same “controlled group” as the Company for purposes of Section 302(d)(3) of ERISA.

 “Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, options or other equity awards to employees, officers, directors or consultants of the Company pursuant to any stock or option plan or other equity incentive plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) Common Stock upon the exercise of any Outstanding Company Options (as defined below) or Outstanding Company Warrants (as defined below) issued and outstanding on the date of this Agreement, or any options granted pursuant to clause (a) of the definition hereof, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(dd).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Governmental Authority” shall mean any federal, state, foreign or local government, or any political subdivision thereof or any arbitrator, court, administrative or regulatory agency, commission, department, board, bureau, body or other government, authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

 “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Law” or “law” shall mean any supranational, national, federal, state, regional, provincial, local or municipal constitution, treaty, law, statute, ordinance, code, determination, principle of common law or any other requirement having the effect of law of any Governmental Authority (including any rule, regulation, plan, injunction, judgment, order, award, decree, ruling, requirement, guidance, policy or charge thereunder or related thereto), in each case as amended as of the date hereof, whether in the United States or a foreign jurisdiction.

 “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, mortgage, claim, easement, right-of-way, option, title retention agreement, preemptive right or other restriction.

 “Material Adverse Effect” shall mean any change, event, condition, effect, development, state of facts or occurrence (each, an “Effect”) that, individually or when taken together with all other Effects, has had or would be reasonably likely to have (a) a material adverse effect on the business, condition (financial or other), assets, liabilities or results of operations of the Company, taken as a whole, or (b) a material adverse effect on the Company’s ability to timely perform its obligations under, or timely consummate any of the transactions contemplated by, the Agreement (including the sale of the Notes), in accordance with the terms of this Agreement; provided, that for purposes of clause (a) hereof, the following Effects shall not constitute a “Material Adverse Effect: (i) changes occurring after the date hereof in conditions in the United States of America or global economy or capital or financial markets generally, including changes in interest or exchange rates, (ii) changes occurring after the date hereof in law (or the interpretation thereof) or changes to U.S. GAAP occurring after the date hereof that, in each case, generally affect the biotechnology, biopharmaceutical or nutraceutical industries, (iii) acts of war, sabotage or terrorism occurring after the date hereof, or any escalation or worsening of any such acts of war, sabotage or terrorism, or (iv) earthquakes, hurricanes, floods or other natural disasters occurring after the date hereof, provided, however, that any Effect referred to in clauses (i)-(iv) above shall be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur only if such Effect has had or would be reasonably likely to have a disproportionate effect on the Company or its Subsidiaries, taken as a whole, compared to other companies in the general industries in which the Company or any of its Subsidiaries operate.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Oppenheimer & Co. Inc.

“Private Placement Engagement Letter” means that certain engagement letter, dated April 3, 2019, as amended on May 7, 2019, by and between the Placement Agent and the Company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Products” means products and/or services currently or previously researched, designed, developed, manufactured, performed, licensed, packaged, labeled, tested, marketed, processed, handled, sold, stored, distributed, transported, provided and/or otherwise made available by or on behalf of the Company or its Subsidiaries.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.

“Regulation FD” means Regulation FD promulgated by the Commission pursuant to the Exchange Act, as such Regulation may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Regulation.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

 “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issuable upon conversion of the Notes as provided for in the Notes.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

 “Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare, the current transfer agent of the Company, with a mailing address of 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202 and any successor transfer agent of the Company.

ARTICLE II.
PURCHASE AND SALE; REGISTRATION OF SHARES

2.1          The Loan. Subject to the terms of this Agreement, each Purchaser agrees to lend to the Company at the Closing (as hereinafter defined) the amount set forth opposite each such Purchaser’s name on the Schedule of Purchasers attached hereto (each, a “Loan Amount” and collectively the “Total Loan Amount” or “Loan”) against the issuance and delivery by the Company of a convertible promissory note or notes for such amount(s), in substantially the form attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”). Each Note is convertible into Shares as provided in such Note.

2.2           Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at 10:00 am (New York City time) on May 17, 2019 at the offices of Company Counsel, or at such other time and location as the parties shall mutually agree in writing. At the Closing (i) each Purchaser shall deliver to the Company a check or wire transfer funds in the amount of such Purchaser’s portion of the Total Loan Amount; and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser payable in the principal amount of such Purchaser’s Loan Amount.

2.3           Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)    a legal opinion of Company Counsel, in form and substance reasonably acceptable to the Purchasers;

(ii)    the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(iii)    a Note duly executed by the Company;

(iv)    the Registration Rights Agreement, in form and substance reasonably acceptable to the Purchasers, executed by a duly authorized officer of the Company; provided, that the Purchasers may waive delivery of such Registration Rights Agreement at the Closing, in which case, the provisions of Section 4.12 shall apply; and

(v)    a certificate, signed by a duly elected officer of the Company, certifying as of the Closing Date as to the satisfaction of each of the conditions set forth in Section 2.4(b)(i), (ii) and (iv).

(b)           On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company such Purchaser’s Loan Amount.

2.4           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)    the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects as of such date);

(ii)    all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii)    the delivery by each Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b)           The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)    the accuracy on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date, without giving effect, in each case, to any material or Material Adverse Effect qualifiers);

(ii)    all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed to the satisfaction of each Purchaser;

(iii)    the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement to the satisfaction of each Purchaser;

(iv)    there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)    from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Notes at the Closing;

(vi)    all authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state in the United States that are binding upon the Company and that are required in connection with the lawful sale and issuance of the Notes at the Closing pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the date of the Closing, and no stop order or other order enjoining the sale of the Notes shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Commission, or any commissioner of corporations or similar officer of any state in the United States having jurisdiction over this transaction; and

(vii)    the sale and issuance of the Notes shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in the Disclosure Schedule to this Agreement (the “Disclosure Schedule”), which Disclosure Schedule shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedule, the Company hereby makes the following representations and warranties to each Purchaser and the Placement Agent, solely in its capacity as placement agent of the Notes pursuant to the Private Placement Engagement Letter, as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

(a)    Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock or other Equity Interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase Equity Interests of each Subsidiary.

(b)    Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with all requisite power and authority to own, lease, operate and use its properties and assets and to carry on its business as currently conducted and as it is presently proposed to be conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except, in the case of any Subsidiary, where the failure to be so qualified or in good standing, as the case may be, has not had and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and no Proceeding has been instituted, is pending, or, to the Company’s knowledge, has been threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including the issuance and sale of the Notes by the Company) have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)    No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Notes and the consummation by it of the transactions contemplated hereby and thereby do not and will not conflict with, violate, result in a breach of or constitute (upon notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien upon any properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) under any (i) certificate or articles of incorporation, bylaws or other organizational or charter documents of the Company or any of its Subsidiaries, or (ii) any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or affected (or its property or asset), or (iii) subject to the Company’s receipt or filing, as applicable, of the Required Approvals, any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority in the United States to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self regulatory organization to which the Company or its securities are subject, including all Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of clause (ii), as has not had and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(e)    Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in the United States in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the offer, sale or issuance of the Notes by the Company), other than those filings that are set forth on Schedule 3.1(e) of the Disclosure Schedule (collectively, the “Required Approvals”). The Required Approvals will be timely filed by the Company within the applicable periods therefor.

(f)    Issuance of Notes. The Notes are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transferability under applicable federal securities laws. Each holder of the Notes will not be subject to personal liability by reason of being such a holder. The Notes are not and will not be subject to any preemptive rights held by any holders of any security of the Company or any similar contractual rights granted by the Company to any Person. All corporate action required to be taken for the authorization, issuance and sale of the Notes has been duly and validly taken. The Notes shall be issued by the Company in compliance with all federal and state securities laws.

(g)    Capitalization.

(i)    As of the close of business on the date immediately prior to the date of this Agreement (the “Capitalization Date”), the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, of which 55,521,783 such shares of Common Stock are issued and outstanding (the “Outstanding Common Stock”).

(ii)    As of the close of business on the Capitalization Date, except as set forth on Schedule 3.1(g)(ii) of the Disclosure Schedule, there are no Equity Interests of the Company issued and outstanding or subject to issuance. Schedule 3(g)(ii) of the Disclosure Schedules sets forth (x) a list of all stock options granted, awarded or otherwise outstanding as of the Capitalization Date (including, among other things, the name of grantee, number and type of Equity Interests subject to the option, exercise price, grant price, market price on grant date, vesting schedule and grant date for each such listed stock option) (collectively, the “Outstanding Company Options”), (y) a list of all restricted stock grants which are outstanding as of the Capitalization Date (including the name of grantee, number and type of Equity Interests granted, purchase price per share and grant date for each such listed restricted stock grant) (collectively, the “Outstanding Company RSAs”) and (z) a list of all warrants to purchase capital stock of the Company which are outstanding as of the Capitalization Date (including the name of the holder of, exercise price for, expiration date of and number and type of Equity Interests issuable under each such listed warrant) (collectively, the “Outstanding Company Warrants”).

(iii)    The Company has not issued any Equity Interests since its most recently filed periodic or current report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of other Equity Interests outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except for the Outstanding Company Options, the Outstanding Company RSAs, the Outstanding Company Warrants and as a result of the purchase and sale of the Notes, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or other Equity Interests, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or other Equity Interests. Except with respect to the Outstanding Company Options and the Outstanding Company RSAs and the related award agreements to which the Company is a party, there are no obligations (whether outstanding or authorized) of the Company or any Company Subsidiary requiring the repurchase of any Equity Interests of the Company. The issuance and sale of the Notes will not obligate the Company to issue shares of Common Stock or other Equity Interests to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such Equity Interests. All of the outstanding Equity Interests of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding Equity Interests was issued in violation of any preemptive rights or similar rights to subscribe for or purchase Equity Interests. The offers and sales of the Company’s Equity Interests were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the applicable purchasers, exempt from such registration requirements. No further approval or authorization of any stockholder or the Board of Directors is required for the issuance and sale of the Notes pursuant to the Transaction Documents. Except as listed on Schedule 3.1(g)(iii), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s Equity Interests to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s holders of Equity Interests.

(h)    SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the SEC Reports conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the SEC Reports that have not been so filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the SEC Reports, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Except as described in the SEC Reports, none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. Performance by the Company of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(i)    Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to, either individually or in the aggregate, result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, and (C) the issuance of the Notes contemplated by this Agreement (iii) the Company has not altered its method of accounting or the manner in which it keeps its accounting books and records other than as required by GAAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and (vi) no officer or director of the Company has resigned from any position with the Company. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Notes contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made. Unless otherwise disclosed in an SEC Report filed prior to the date hereof, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(j)    Litigation. Since January 1, 2013, except as disclosed in the SEC Reports, there is no claim, complaint, action, arbitration, charge, hearing, inquiry, litigation, suit, inquiry, notice of violation, audit, examination, investigation or any other proceeding or any settlement, judgment, order, award, injunction or decree pending or other proceeding (whether civil, criminal, administrative, investigative or informal), including, without limitation, an informal investigation or partial proceeding, such as a deposition, whether commenced or threatened, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, at Law or in equity, before or by any Governmental Authority, or brought by any third party (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Notes or (ii) could have or reasonably be expected to result in a Material Adverse Effect. Nor to the Company’s knowledge does there exist any basis for any such Action. Since January 1, 2013, except as disclosed in the SEC Reports, neither the Company nor any Subsidiary, and, to the knowledge of the Company, no director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or, to the knowledge of the Company, any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)     Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

(l)    Compliance. The Company is and has been since January 1, 2013, in compliance with all Laws of any Governmental Authority applicable to its businesses, Products or operations, except in each case as could not have or reasonably be expected to have a material and adverse impact on the Company and its Subsidiaries, taken as a whole. Since January 1, 2013, except as set forth in the SEC Reports, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and, to the knowledge of the Company, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is or has been in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority or (iii) is or has been in violation of any applicable Law of any Governmental Authority, including, without limitation, all Laws relating to taxes, environmental protection, occupational health and safety, product development, manufacturing, quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)    Regulatory Permits. Since January 1, 2013, the Company and the Subsidiaries have possessed all certificates, approvals, agreements, licenses, registrations, exemptions, clearances, authorizations and permits issued by the appropriate Governmental Authorities necessary to conduct their respective businesses as described in the SEC Reports, including, without limitation, those relating to the Products of the Company or the Subsidiaries, except where the failure to possess such certificates, approvals, agreements, licenses, registrations, exemptions, clearances, authorizations and permits, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to, nor to the knowledge of the Company does there exist any basis for, the revocation or modification of any Material Permit. The disclosures in the SEC Reports concerning the effects of federal, state, local and all foreign regulation on the Company’s business as currently contemplated are correct.

(n)    Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(o)    Intellectual Property.

(i)    The Company and the Subsidiaries have, or have rights to (A) use, all patents and patent applications (collectively, “Patents”); trademarks, trademark applications, service marks, logos, packaging designs, Internet domain names and trade names (collectively, “Marks”); know-how and trade secrets including without limitation any inventions (whether or not patentable) (collectively, “Trade Secrets”), copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports (“Business”) and (B) to sell all Products, and which the failure to do so could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except as could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not reasonably be expected to result in a Material Adverse Effect. All Intellectual Property Rights owned by or exclusively licensed to the Company or the Subsidiaries that have been issued by, or registered with, or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world are currently in material compliance with formal legal requirements (including without limitation, as applicable, payment of filing, assignment recordations, examination and maintenance fees, inventor declarations, proofs of working or use, timely post-registration filing of affidavits of use and incontestability, and renewal applications). To the knowledge of the Company, all such Intellectual Property Rights are valid and enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)    No Patent has been or is now involved in any reissue, re-examination, inter-partes review, post-grant review, or opposition proceeding; all products made, used or sold under the Patents have been marked with the proper patent notice.

(iii)    There are no pending or, to the knowledge of the Company, threatened claims against the Company alleging that any of the operation of the Business or any activity by the Company, or manufacture, sale, offer for sale, importation, and/or use of any Product infringes or violates (or in the past infringed or violated) the rights of others (“Third Party IP Assets”) or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Third Party IP Assets or that any of the Intellectual Property Rights are invalid or unenforceable.

(iv)    Neither the operation of the Business, nor any activity by the Company, nor manufacture, use, importation, offer for sale and/or sale of any Product, to the knowledge of the Company, infringes or violates (or in the past infringed or violated) any Third Party IP Asset or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Third Party IP Asset.

(v)    The Company owns all rights in or to all inventions, improvements, ideas, discoveries, writings, works of authorship, other intellectual property, and information relating to the Business that have been created or developed by each employee, consultant or contractor of the Company or the Subsidiaries within the scope of employment or engagement, as applicable, and all Intellectual Property Rights related thereto; in each case where a Patent is held by the Company or the Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered or issued.

(vi)    Schedule 3.1(o)(vi) contains a complete and accurate list of all Patents owned by the Company and the Subsidiaries or used or held for use by the Company or the Subsidiaries in the Business, registered and material unregistered Marks owned by the Company or the Subsidiaries or used or held for use by the Company or the Subsidiaries in the Business and registered and material unregistered copyrights owned by the Company or the Subsidiaries or used or held for use by the Company or the Subsidiaries in the Business.

(p)    Insurance. The Company and the Subsidiaries are insured by insurers of nationally-recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has received any notice of cancellation of any such insurance, nor, to the Company’s knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)    Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)    Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all rules and regulations applicable to them promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to provide ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(s)    Certain Fees. Except for amounts payable by the Company to the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Except for amounts payable by the Company to the Placement Agent, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Execution Date. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(t)    Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended. Notwithstanding the foregoing, for purposes of this Section 3.1(t), “Affiliates” does not include the purchasers as named in that certain Securities Purchase Agreement, dated April 26, 2017, by and among the Company and the certain purchasers named therein (the “Previous Purchasers”) or Persons who are Affiliates of the Company solely because they are holders of the Company’s securities.

(u)    Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary, except as set forth in the Registration Rights Agreement.

(v)    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the three years preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

 (w)    Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Notes and the Purchasers’ ownership of the Notes.

(x)    Disclosure. The SEC Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(y)    No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(z)    Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Notes hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports sets forth as of the date hereof all outstanding secured and unsecured indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.

(aa)    Tax Status. Except as set forth on Schedule 3.1(aa) of the Disclosure Schedule, the Company and its Subsidiaries each (i) has timely and properly filed all United States federal, state, local and foreign Tax returns, Tax reports, information returns, declarations of estimated Tax and other declarations and statements with respect to Taxes (collectively, the “Tax Returns”) required to be filed by it, (ii) such Tax Returns are true, correct and complete in all material respects and the Company has paid all Taxes and other governmental assessments and charges that are material in amount and required to be paid (whether disputed or not) by it, whether or not shown on the Tax Returns to be due, and (iii) has set aside on its books provision reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the Taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for Taxes payable, if any, shown on the financial statements filed with the SEC Reports are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Neither the Company nor any Subsidiary of the Company is a party to any claim, dispute, audit, pending action or proceeding, nor is any such claim, dispute, action or proceeding threatened by any Taxing authority, for the assessment or collection of any Taxes and no claim for the assessment or collection of any Taxes has been asserted against the Company or any Subsidiary that has not been settled with all amounts due having been paid.  Neither the Company nor any Subsidiary of the Company has been notified that either the Internal Revenue Service or any other Taxing authority has raised any issues, or notified the Company or a Subsidiary of an intent to raise such issues, in connection with any Tax Return of the Company. No Lien with respect to Taxes has been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of the Company or any Subsidiary of the Company has been proposed, asserted or assessed against the Company or any Subsidiary of the Company. The Company has never been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 1.897-2(b) of the Treasury Regulations promulgated thereunder. The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, including sales and use Taxes, and has withheld and paid over all amounts required by Law to be withheld and paid from the wages or salaries of employees, and neither the Company nor any of its Subsidiaries is liable for any Taxes for failure to comply with such Laws. No claim, or notice of claim, has ever been made by an authority in a jurisdiction where the Company or a Subsidiary of the Company does not file Tax Returns that the Company or a Subsidiary is or may be subject to taxation by that jurisdiction. Neither the Company nor any Subsidiary of the Company has been a member of an affiliated group of corporations within the meaning of Section 1504(a) of the Code filing a combined federal income Tax return nor does the Company or any Subsidiary of the Company have any liability for Taxes of any other Person under Treasury Regulations § 1.1502-6 (or any similar provision of foreign, state or local Law) or otherwise, other than the consolidated group of which the Company is currently the parent corporation. Neither the Company nor any Subsidiary of the Company is a party to any Tax allocation, indemnity or sharing arrangement. Neither the Company nor any Subsidiary of the Company has engaged in any transaction that could give rise to a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and Treasury Regulations promulgated thereunder. Neither the Company nor any Subsidiary of the Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:  (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. income Tax law) executed on or prior to the Closing Date; (iv) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. income Tax law); (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received on or prior to the Closing Date; (vii) election made under Section 108(i) of the Code prior to the Closing; (viii) the application of Section 952(c)(2) of the Code; (ix) application of Section 951 of the Code with respect to income earned or recognized or payments received prior to the Closing; or (x) any similar election, action, or agreement that would have the effect of deferring any liability for Taxes of the Company or any of its Subsidiaries from any period ending on or before the Closing Date to any period ending after such date. The Company has not distributed stock of another entity, and has not had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code. The term “Taxes” means (A) all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, alternative or add-on minimum taxes, customs, unclaimed property or escheat, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of (1) being a “transferee” (within the meaning of Section 6901 of the Code or any other applicable law) of another Person, (2) being a member of an affiliated, combined, consolidated or unitary group or (3) any contractual liability.

(bb)    Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(cc)    Accountants. Marcum LLP (the “Company Auditor”) (i) is an independent registered public accounting firm as required by the Exchange Act and (ii) to the knowledge of the Company, shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2019. The Company Auditor has not, during the previous three (3) years, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(dd)    Regulatory Matters.

(i)    Since January 1, 2013, each Product of the Company or the Subsidiaries has been in all material respects: (i) formulated, developed, designed, licensed, manufactured, tested, processed, handled, stored, labeled, packaged, transported, marketed and advertised in compliance with all applicable Laws and requirements, including, but not limited to, the statutes and regulations enforced by the U.S. Food and Drug Administration (“FDA”) and the Federal Trade Commission (“FTC”) and (ii) in compliance with all applicable Laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports.

(ii)    Since January 1, 2013, there have been no product holds, stop sales, or other corrective action taken by the Company or its Subsidiaries (or their agents) or requested or ordered or any adverse action taken by any Governmental Authority relating to the Company, its Subsidiaries, or their respective Products, and the Company or its Subsidiaries have not initiated or participated in a recall, market withdrawal, safety alert, dear health care professional letter or other corrective action.

(iii)    Since January 1, 2013, there has been no pending, completed or, to the Company's knowledge, threatened, claim, charge, complaint, or Action against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA, FTC, or any other Governmental Authority, which: (i) contests the premarket clearance, licensure, registration, or approval, use, development, distribution, manufacture, packaging, testing, processing, handling, sale, labeling and/or promotion of any Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any Laws, rules or regulations by the Company or any of its Subsidiaries.

(iv)    Since January 1, 2013, the properties, business and operations of the Company and its Subsidiaries have been and are being conducted in all material respects in accordance with all applicable Laws, rules and regulations of the FDA or other Governmental Authority. The Company has not been informed by the FDA that the FDA will prohibit the development, marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by or on behalf of the Company or its Subsidiaries, nor has the FDA expressed any concern as to approving or clearing for marketing any product or product claim being, or proposed to be, developed or used by the Company. All Products claiming to be or containing a New Dietary Ingredient (NDI) or having an ingredient that is claimed to be Generally Recognized as Safe (GRAS) have complied with the applicable statutes and regulations enforced by the FDA

(ee)    Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ff)    U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(gg)     Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Notwithstanding the foregoing, for purposes of this Section 3.1(gg), “Affiliates” does not include the Previous Purchasers or Persons who are Affiliates of the Company solely because they are holders of the Company’s securities.

(hh)    Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ii)    Acknowledgment Regarding Purchasers’ Purchase of Notes. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Notes. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(jj)    Acknowledgement Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 3.2(f) hereof), it is understood and acknowledged by the Company that: (i) as of the date of this Agreement, none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Notes or Shares for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Notes or Shares are outstanding in compliance with all applicable Laws, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities as conducted in compliance with all applicable Laws, are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(kk)    Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes or Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Notes or Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Notes and Shares.

(ll)    Environmental Matters. To the knowledge of the Company, neither it nor any of its Subsidiaries is (i) in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Matters”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any offsite disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any Action or claim relating to any Environmental Laws, in each case, which violation, contamination, liability, Action or claim has had, or would have, individually or in the aggregate, a Material Adverse Effect; and there is no pending investigation or, to the Company’s Knowledge, investigation threatened in writing that might lead to such a claim.

(mm)    Warranties and Product Liabilities. Since January 1, 2013, there have been no claims against the Company or its Subsidiaries for product liability, personal injury, property damage, indemnity, warranty or other similar claims arising from the ingestion or other use of the Products of the Company or its Subsidiaries. There are no material Liabilities arising from any injury resulting from the ingestion or other use of the Company’s Products, or arising from warranty or other claims or returns with respect to any Product(s), individually or in the aggregate. All Products have been designed, developed, manufactured, labeled, packaged, processed, handled, stored, advertised, marketed, sold, transported and/or distributed so as to meet and comply in all material respects with all applicable standards and requirements of any Governmental Authority, product specifications, applicable licenses or contractual commitments and express warranties.

(nn)    Employee Benefit Plans

(i)    Each Employee Plan that is intended to qualify under Section 401(a) of the Code is so qualified and has received a favorable determination or approval letter from the IRS with respect to such qualification, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the IRS for a determination of the qualified status of such Employee Plan for any period for which such Employee Plan would not otherwise be covered by an IRS determination and, to the knowledge of the Company, no event or omission has occurred that would cause any Employee Plan to lose such qualification.

(ii)    Each Employee Plan is, and has been operated in material compliance with applicable laws and regulations and is and has been administered in all material respects in accordance with applicable laws and regulations and with its terms. No litigation or governmental administrative proceeding, audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any Employee Plan or, to the knowledge of the Company, any fiduciary or service provider thereof, and, to the knowledge of the Company, there is no reasonable basis for any such litigation or proceeding. All payments and/or contributions required to have been made with respect to all Employee Plans either have been made or have been accrued in accordance with the terms of the applicable Employee Plan and applicable law. The Employee Plans satisfy in all material respects any applicable minimum coverage and discrimination requirements under the Code.

(iii)    Neither the Company nor any ERISA Affiliate has ever maintained, contributed to, or been required to contribute to (a) any employee benefit plan that is or was subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA, (b) a Multiemployer Plan, (c) any funded welfare benefit plan within the meaning of Section 419 of the Code, (d) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (e) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA), and neither the Company nor any ERISA Affiliate has ever incurred any liability under Title IV of ERISA that has not been paid in full.

(iv)    None of the Employee Plans provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state law) and the Company has never promised to provide such post-termination benefits, other than employment agreements or offer letters with certain of the company’s officers that provide for post-termination health benefits.

(v)    The per share exercise price of each Company Option is no less than the fair market value of a share of Common Stock on the date of grant of such Company Option determined in a manner consistent with Section 409A of the Code. Each Employee Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No payment to be made under any Employee Plan is, or to the knowledge of the Company, will be, subject to the penalties of Section 409A(a)(1) of the Code.

(vi)    No Employee Plan is subject to the laws of any jurisdiction outside the United States.

(vii)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event): (a) result in, or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of the Company or any of its Subsidiaries; (b) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (c) result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any employee, director or consultant of the Company or any Subsidiary.

(viii)    No Employee Plan, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code or any other provision of the Code or any similar foreign law, as a result of the transactions contemplated by this Agreement alone or together with any other event.

(oo)    Critical Technology. Neither the Company nor any subsidiary is a U.S. business that produces, designs, tests, manufactures, fabricates, or develops a critical technology that is (a) utilized in connection with the U.S. business’s activity in one or more pilot program industries, or (b) designed by the U.S. business specifically for use in one or more pilot program industries, as these terms are defined at 31 C.F.R. Part 801.

3.2           Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company and the Placement Agent, solely in its capacity as placement agent of the Notes pursuant to the Private Placement Engagement Letter, as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)    Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)    Understandings or Arrangements. Such Purchaser is acquiring the Notes and Shares as principal for its own account and not with a present view toward the public sale or distribution thereof, and has no present intention of selling or distributing any of the Notes or Shares or any direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of the Notes or Shares (this representation and warranty not limiting such Purchaser’s right to sell the Shares pursuant to the pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Notes and Shares hereunder in the ordinary course of its business. Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Notes or Shares except pursuant to and in accordance with the Securities Act.

(c)    Purchaser Status. At the time such Purchaser was offered the Notes, it was, and as of the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not a broker-dealer registered under Section 15 of the Exchange Act.  Each Purchaser is acting alone in its determination as to whether to invest in the Notes. Each such Purchaser has delivered a questionnaire in form reasonably satisfactory to the Company with respect to the “bad actor” provisions of Rule 506(d) promulgated under the Securities Act. Each such Purchaser is not, as of the date of this Agreement, party to any voting agreements or similar arrangements with respect to the Notes, except the Registration Rights Agreement.  Each Purchaser represents and warrants that it: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if serving as a director or if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if serving as or elected as a director of the Company, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company.

(d)    Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment.

(e)    Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Notes nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Notes and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Notes to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(f)    Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Notes covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)    Foreign Purchasers.  If any Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if Purchaser is a US subsidiary or affiliate of a foreign parent company, “Foreign Purchaser”), each such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Notes or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Notes.  The Company’s offer and sale and Foreign Purchaser’s subscription and payment for and continued beneficial ownership of the Notes and Shares will not violate any applicable securities or other laws of Foreign Purchaser’s jurisdiction.

(h)    Legends. Each Purchaser understands that the certificates representing the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN COMMON STOCK PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

(i)    Reliance on Exemptions. Such Purchaser understands that the Notes are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Notes.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Furnishing of Information. Until the time that no Purchaser owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.  The rights set forth in this Section 4.1 shall terminate upon the consummation of a Change of Control.

4.2           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

 4.3          Securities Laws Disclosure; Publicity. The Company shall (a) prior to 8:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release (the “Press Release”) in form and substance reasonably acceptable to the Purchasers disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act (such filing, together with all attachments and exhibits, the “8-K Filing”). From and after the issuance of the Press Release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate, except for any confidentiality agreement referenced in Section 5.2 and any confidentiality and similar obligations that may exist in connection with a Purchaser’s relationship with a member of the Board of Directors. The Company shall consult with Purchasers, and consider in good faith any comments Purchasers may have on, the 8-K Filing. Without limiting the generality of the foregoing, from and after the date of this Agreement until the date on which the Purchasers cease to hold any Shares, the Company shall not, directly or indirectly, issue any press release or make any filing with the Commission, in each case, to the extent such press release or filing identifies any Purchaser or the transactions contemplated by this Agreement, unless the Company first consults with each Purchaser, and considers in good faith any comments that any Purchaser may have on, such materials; provided, that the Company may make any subsequent press release or filings with the Commission that are substantially consistent in form with any such materials previously approved by the Purchasers in the manner provided for in this Section 4.3 without being required to first consult the Purchasers as otherwise required in this Section 4.3.

4.4           Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Notes under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.5             Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, or (c) in violation of FCPA or the Office of Foreign Assets Control of the U.S. Department of the Treasury regulations or other laws which are applicable to the Company.

 4.6           Indemnification of Purchasers. Subject to the provisions of this Section 4.6, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by (i) any current or former stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents or (ii) any other third-party with respect to any of the transactions contemplated by the Transaction Documents (unless, in either case, such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party, which right shall remain in effect if and for so long as the Company continues to diligently defend against such action; provided, that in no event shall the Company be entitled to assume the defense of any action if such action (i) is with respect to a criminal proceeding, action, indictment, allegation or investigation or (ii) seeks an injunction or other equitable relief against any Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.7           Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with issuance of the Shares upon conversion of the Notes, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is reasonably necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.8           Subsequent Equity Sales.

(a)    From the period starting on the date of the conversion of the Notes into Shares until one hundred thirty-five (135) days after such date (such applicable period, the “Restricted Period”), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents.

(b)    During the Restricted Period, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)    Notwithstanding the foregoing, this Section 4.8 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.9           Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Document. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Notes or otherwise.

4.10       Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.3, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedule. Notwithstanding the foregoing, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the press release as described in Section 4.3 (so long as such transactions comply with all applicable Laws and, if applicable, the Company’s insider trading, securities trading and similar policies), (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities Laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the press release described in Section 4.3 (so long as such transactions comply with all applicable Laws, and, if applicable, the Company’s insider trading, securities trading and similar policies) and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the press release as described in Section 4.3 (other than, if applicable, under confidentiality policies of the Company, any confidentiality agreement referenced in Section 5.2 and any confidentiality and similar obligations that may exist in connection with a Purchaser’s relationship with a member of the Board of Directors). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets or internal access to information received by the portfolio managers managing other portions of such Purchaser’s assets in connection with such portfolio managers’ investment decisions, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Notes covered by this Agreement.

4.11           Reservation of Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Shares for the purpose of enabling the Company to issue Shares upon conversion of the Notes.

4.12           Registration Rights Agreement. In the event that the Purchasers waive in writing the condition precedent to the Closing contained in Section 2.3(a)(iv), then from and after the Closing, the Purchasers and the Company shall use reasonable best efforts to negotiate, in good faith, the terms of the Registration Rights Agreement, and the Company and the Purchasers shall enter into the Registration Rights Agreement promptly after the Closing (and in any event within forty eight (48) hours thereafter).

ARTICLE V.

MISCELLANEOUS

5.1             Fees and Expenses. Each party shall pay all fees and expenses that it incurs (including on account of any of their respective advisers, counsel, accountants and other experts) in connection with the negotiation, preparation, execution and delivery of this Agreement (including all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Notes to the Purchasers) (collectively, the “Transaction Expenses”); provided, however, that the Company shall reimburse the Transaction Expenses of the Purchasers in an amount not to exceed $25,000; provided, further, that all Transfer Agent fees and transfer taxes arising in connection with the sale and transfer of the Shares after conversion of the Notes hereunder shall be borne by the Company

5.2               Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, and any confidentiality agreements between the parties currently in existence, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3                Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. local time of the home jurisdiction of the recipient on a business day, (b) the next business day based on the local time of the jurisdiction of the recipient after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a business day of the recipient or later than 5:30 p.m. local time of the home jurisdiction of the recipient on a business day, (c) the second (2nd) business day of the recipient following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.4                Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that no waiver of any rights hereunder by one Purchaser shall be effective as against any other Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with accordance with this Section 5.4 shall be binding upon each Purchaser and the Company.

5.5               Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).

5.7             No Third-Party Beneficiaries. The Placement Agent shall be a third party beneficiary of the representations and warranties of the Company in Section 3.1 hereof and with respect to the representations and warranties of the Purchasers in Section 3.2 hereof. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 and this Section 5.7.

5.8               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.6, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.9               Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Notes.

5.10           Attorneys’ Fees. In the event that any Action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.11             Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13             Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, until the time the Company performs such obligations, such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14               Replacement of Notes. If any certificate or instrument evidencing any Notes is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Notes.

5.15            Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16              Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17           Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers. It is expressly acknowledged and agreed by the Company and each Purchaser that each Purchaser has and shall continue to make independent decisions concerning its investment in the Company and exercising or refraining from exercising any rights under any of the Transaction Documents and that no inference, presumption or conclusion that such Purchasers constitute a “Group” within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 thereunder shall be raised in connection with the investigation, execution, delivery, amendment, modification, waiver, performance or consummation of this Agreement or any of the transactions contemplated hereby, notwithstanding the fact that (i) certain Purchasers are now or may in the future be represented by the same or similar advisors, agents, counsel or other representatives, including Goodwin Procter LLP, (ii) the Purchasers collectively may exercise or refrain from exercising rights under the Transaction Documents in the same manner or (iii) such rights under the Transaction Documents may have been negotiated by the Purchasers with the Company at the same time, or may be amended or modified with the Company in the same or a similar manner. None of the Purchasers are under common control, and none of such parties is an Affiliate of, or affiliated with, one another. The parties hereto shall not act together or create a partnership-in-fact or otherwise with respect to the Company or any of its Subsidiaries.

 5.18           Saturdays, Sundays, Holidays, etc.   If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19           Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.20           WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.21             Tax Filings. The Company shall cooperate, and shall cause each of its Subsidiaries to cooperate, with each Purchaser in providing such Purchaser with any information reasonably requested by such Purchaser for it to timely make all filings, returns, reports, forms or calculations in order to assist each Purchaser and their direct and indirect owners with the preparation of their tax returns, obtaining any benefit pursuant to applicable Tax law, or complying with any other Tax law that any Purchaser or their direct or indirect owners are subject.

5.22              Disclosure Schedule. Any matter or item disclosed in one section of the Disclosure Schedule shall be deemed to have been disclosed in each other section of the Disclosure Schedule in which it is reasonably apparent on the face of such disclosure that the information is required to be so disclosed. From and after the date of this Agreement until the Closing Date, the Company may prepare and deliver to each Purchaser supplements and/or amendments to the Disclosure Schedules (each, an “Update”) with respect to matters first arising after the date hereof and each such Update shall be deemed to be an amendment to this Agreement for all purposes hereof other than for purposes of the conditions set forth in Section 2.4(b)(i) or Section 2.4(b)(iv).

5.23           Waiver of Conflicts. Each party to this Agreement acknowledges that Company Counsel, outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Company Counsel inform the parties hereunder of this representation and obtain their consent. Company Counsel has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Company Counsel has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Company Counsel’s representation of the Company in the Financing.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CHROMADEX CORPORATION	Address for Notice: 10900 Wilshire Blvd. Suite 650 Los Angeles, CA 90024
By: /s/ Robert Fried Name: Robert Fried Title: Chief Executive Officer With a copy to (which shall not constitute notice):	E-Mail: rob.fried@chromadex.com
Cooley LLP Thomas A. Coll E-mail: collta@cooley.com Fax: (858) 550-6420

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Winsave Resources Limited

Signature of Authorized Signatory of Purchaser: /s/ Pau Yee Wan Ezra

Name of Authorized Signatory: Pau Yee Wan Ezra

Title of Authorized Signatory: Director

Email Address of Authorized Signatory: ezra.pau@ckah.com

Address for Notice to Purchaser:

c/o 7/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
Attention: Ms. Ezra Pau and Ms. Eirene Yeung

 IN WITNESS WHEREOF, the undersigned have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Pioneer Step Holdings Limited

Signature of Authorized Signatory of Purchaser: /s/ Ng Ngar Bun Raymond

Name of Authorized Signatory: Ng Ngar Bun Raymond

Title of Authorized Signatory: Authorized Signatory

Email Address of Authorized Signatory: raymond.ng@horizons.com.hk

Address for Notice to Purchaser:

c/o Suites PT. 2909 & 2910, Harbour Centre
25 Harbour Road, Wanchai, Hong Kong
Attention: Raymond Ng and Jacky Li

SCHEDULE OF PURCHASERS

Name	Loan Amount
Winsave Resources Limited	$5,000,000
Pioneer Step Holdings Limited	$5,000,000

Exhibit A
Form of Note

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

CONVERTIBLE PROMISSORY NOTE

$[5,000,000.00]	[_____________], 2019
Los Angeles, California

For value received ChromaDex Corporation, a Delaware corporation (“Payor” or the “Company”) promises to pay to [___________________] or its assigns (“Holder”) the principal sum of $[5,000,000.00], together with accrued and unpaid interest thereon as described herein. This note (the “Note”) is issued as part of a series of similar notes (collectively, the “Notes”) to be issued pursuant to the terms of that certain Note Purchase Agreement (the “Agreement”) dated as of May 9, 2019 (the “Agreement Date”) to the persons and entities listed on the Schedule of Purchasers thereof.

1. Interest. The unpaid principal balance shall bear interest at a rate of five percent (5%) per annum. Accrual of interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

2. Payment Terms.

(a) Subject to conversion as provided for elsewhere in this Note, the entire unpaid principal amount and all unpaid accrued interest under this Note shall be due and payable to Holder on the date that is 45 days following the date hereof (the “Maturity Date”). Principal and interest due hereunder shall be paid in lawful money of the United States of America in immediately available federal funds or the equivalent. All payments made hereunder shall first be applied to interest then due and payable and any excess payment shall then be applied to reduce the principal amount.

(b) The Note outstanding principal and unpaid accrued interest thereon may be prepaid by the Company only upon receipt of written consent from the Holder.

(c) Any and all payments by the Company to or for the account of the Holder under this Note shall be made free and clear of and without deduction for any taxes, except as required by applicable law.  If the Company shall be required by any applicable law to deduct any taxes from or in respect of any sum payable under this Note to the Holder, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this  provision), the Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) as promptly as practicable after the date of such payment, the Company shall furnish to the Holder the original or a certified copy of a receipt evidencing payment thereof.

3. Conversion.

(a) The entire outstanding principal balance and all unpaid accrued interest shall automatically convert into shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), on the Maturity Date at a conversion price of $4.59 per share (the “Conversion Price”); provided, however, that in the event that Payor issues and sells shares of Common Stock, or securities convertible or exchangeable into Common Stock, to investors (the “Investors”) on or before the Maturity Date in one or more financing transactions (which, for clarity, shall not include issuances pursuant to the Company’s equity incentive plan), then at the option of the Holder, the “Conversion Price” shall be equal to the lowest price per share paid by an Investor purchasing the Common Stock (or the lowest conversion or exchange price per share for securities convertible or exchangeable into Common Stock and purchased by an Investor) in any financing transaction(s) on or prior to the Maturity Date.

(b) Notwithstanding any other provision of this Note, in no event will shares of Common Stock be issued upon conversion of this Note, and this Note shall not convert, should such issuance require stockholder approval under the applicable rules and regulations of the Nasdaq Stock Market, including but not limited to Nasdaq Listing Rule 5635(d).

(c) The Company shall not issue or cause to be issued fractional shares of Common Stock on conversion of this Note. If any fraction of a share of Common Stock would, except for the provisions of this Section 3(c) be issuable upon conversion of this Note, the number of shares of Common Stock to be issued will be rounded up to the nearest whole share.

(d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note, free from all mortgages, charges, pledges, liens, hypothecations or other security interests, preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than the aggregate number of shares of the Common Stock as shall be issuable upon the conversion of this Note.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary, stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates.

(e) The conversion price under this Note shall be equitably adjusted for any dividends or other distributions of cash, securities or other property in respect of its shares of Common Stock, or any reclassification, exchange, substitutions or otherwise in respect of the shares of Common Stock.

4. In the event of any default hereunder, Payor shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

5. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

6. This Note shall be governed by and construed under the laws of the State of New York, as applied to agreements among New York residents, made and to be performed entirely within the State of New York, without giving effect to conflicts of laws principles.

7. The indebtedness evidenced by this Note shall rank pari passu with all other Notes. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any Senior Indebtedness in existence on the date of this Note. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, all amounts due in connection with (a) indebtedness of Payor to banks or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

8. Any term of this Note may be amended or waived with the written consent of Payor and the Holder. Upon the effectuation of such waiver or amendment in conformance with this Section 8, the Payor shall promptly give written notice thereof to the other record holders of the Notes who have not previously consented thereto in writing.

9. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

10. The Company shall maintain a register (the “Register”) for the registration or transfer of this Note, and shall enter the names and addresses of the registered holders of this Note, the transfers of this Note and the names and addresses of the transferees of this Note.  The Company shall treat any registered holder as the absolute owner of this Note held by such holder, as indicated in the Register, for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes.  The Note and the right, title, and interest of any person in and to such Note shall be transferable only upon notation of such transfer in the Register.  Solely for purposes of this Section 10 and for tax purposes only, the keeper of the Register, if it is not the Company, shall be the Company’s agent for purposes of maintaining the Register.  This Section 10 shall be construed so that this Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the United States Internal Revenue Code (the “Code”) and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

11. The Company shall not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, take all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

[Signature Page Follows]

In Witness Whereof, the Company has executed this Convertible Promissory Note as of the date first written above.

ChromaDex Corporation

By: _________________________________
Name: Robert Fried
Title: Chief Executive Officer